Exhibit 99.1

Viasat Announces Second Quarter Fiscal Year 2020 Results

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Second quarter fiscal year 2020 revenues grew 14% year-over-year to a record $592.3 million, generating net income of $3.2 million, non-GAAP net income of $21.0 million and Adjusted EBITDA of $118.2 million, an increase of 53% year-over-year

—	New quarterly highs in segment service and product revenues drove Satellite Services and Government Systems segment revenues to record levels of $205.7 million and $298.5 million, respectively

—	Mobile and international fixed broadband markets have grown to represent over 24% of the Satellite Services segment revenues for the twelve months ended September 30, 2019

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Viasat named to Fortune Magazine’s 2019 Change the World list, highlighting the Company’s ability to connect the unconnected with an affordable, economically-sustainable broadband solution in emerging markets

CARLSBAD, Calif., November 7, 2019 – Viasat Inc. (NASDAQ: VSAT), a global communications company, today announced financial results for the fiscal second quarter ended September 30, 2019.

“Sustained momentum in Satellite Services and Government Systems segments delivered record results and continued margin expansion,” said Mark Dankberg, Viasat chairman and CEO. “Our latest in-flight connectivity (IFC) wins, including our first entry into South America with Azul and expansion to EL AL’s full global fleet, are further proof points of our ability to leverage our leading North American reputation globally. We are focused on converting a healthy pipeline for global IFC opportunities, propelled by continued progress on the ViaSat-3 constellation, into sustained growth and market leadership. Record backlog, a solid quarterly book-to-bill of 117%, gains in fixed broadband subscriber average revenue per user (ARPU), mobile tail count, an expanding government segment addressable market, and leading competitive positions in attractive broadband vertical and geographic markets all create opportunities for continued growth.”

Financial Results

(In millions, except per share data)	Q2 FY20	Q2 FY19	Year- Over- Year Change	First 6 Months FY20	First 6 Months FY19	Year- Over- Year Change
Revenues	$592.3	$517.5	14%	$1,129.3	$956.3	18%
Net income (loss)[1]	$3.2	($25.7)	*	($8.3)	($59.7)	(86)%
Non-GAAP net income (loss)[1]	$21.0	($9.0)	*	$27.4	($26.4)	*
Adjusted EBITDA	$118.2	$77.5	53%	$215.0	$122.5	76%
Diluted per share net income (loss)[1]	$0.05	($0.43)	*	($0.14)	($1.00)	(86)%
Non-GAAP diluted per share net income (loss)[1]	$0.33	($0.15)	*	$0.44	($0.44)	*
Fully diluted weighted average shares[2]	62.8	59.7	5%	61.2	59.5	3%
New contract awards[3]	$692.3	$738.6	(6)%	$1,198.1	$1,308.3	(8)%
Sales backlog[4]	$1,944.9	$1,911.7	2%	$1,944.9	$1,911.7	2%

Segment Results

(In millions)	Q2 FY20	Q2 FY19	Year- Over- Year Change	First 6 Months FY20	First 6 Months FY19	Year- Over- Year Change
Satellite Services
New contract awards[3]	$212.6	$164.7	29%	$404.6	$318.2	27%
Revenues	$205.7	$163.0	26%	$402.5	$316.5	27%
Operating profit (loss)[5]	$5.1	($24.8)	*	$3.0	($54.8)	*
Adjusted EBITDA	$70.7	$39.9	77%	$137.8	$74.1	86%

Commercial Networks
New contract awards	$62.1	$123.2	(50)%	$161.1	$237.3	(32)%
Revenues	$88.0	$114.5	(23)%	$167.0	$209.6	(20)%
Operating loss[5]	($46.8)	($39.2)	19%	($96.6)	($86.2)	12%
Adjusted EBITDA	($31.8)	($24.6)	29%	($67.0)	($57.4)	17%

Government Systems
New contract awards	$417.6	$450.7	(7)%	$632.4	$752.8	(16)%
Revenues	$298.5	$240.0	24%	$559.7	$430.2	30%
Operating profit[5]	$62.1	$44.9	38%	$108.0	$69.8	55%
Adjusted EBITDA	$79.3	$62.2	27%	$144.1	$105.7	36%

[1]	Attributable to Viasat, Inc. common stockholders.
[2]

As the three months ended September 30, 2018 and six months ended September 30, 2019 and 2018 financial information resulted in a net loss, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive. As the six months ended September 30, 2019 financial information resulted in a non-GAAP net income, 62.6 million diluted weighted average number of shares were used to calculate non-GAAP diluted net income per share.

[3]	Awards exclude future revenue under recurring consumer commitment arrangements.
[4]

Amounts include certain backlog adjustments due to contract changes and amendments. Our backlog includes contracts with subscribers for fixed broadband services in our satellite services segment. Backlog does not include anticipated purchase orders and requests for the installation of in-flight connectivity systems or future recurring in-flight internet service revenues under our commercial in-flight internet agreements in our Commercial Networks and Satellite Services segments, respectively.

[5]	Before corporate and amortization of acquired intangible assets.
*	Percentage not meaningful.

COMPANY HIGHLIGHTS

•	Named #12 on Fortune Magazine’s 2019 Change the World list

•	Named Global Satellite Business of the Year at the World Satellite Business Week 2019 conference

•	Named a 2019 Top San Diego Employer Brands in Hired’s third annual Brand Health Report

•	Awarded one of the Best Places to Work for Disability Inclusion by the Disability Equality Index®

•	Won Intellectual Property lawsuit against Acacia Communications

•	Opened two offices in Brazil: São Paulo and Brasilia

SATELLITE SERVICES

—	Q2 Fiscal Year 2020 Financials

•	Revenues reached a new high of $205.7 million, a 26% increase year-over-year and a 5% increase sequentially; which marked the seventh sequential quarter of revenue gains

•	New contract awards increased 29% year-over-year to $212.6 million

•	Segment operating income equaled $5.1 million, compared to a $24.8 million operating loss in the prior year period

•	Adjusted EBITDA increased by 77% year-over-year to $70.7 million

—	Business Highlights

•

U.S. fixed broadband subscriber ARPU reached a record $86.94, an increase of 17% year-over-year; as a higher percentage of the 587,000 subscriber base selected the Company’s premium broadband service plans

•	Since launch, Community Wi-Fi service in Mexico has reached more than 1.8 million people; trial programs launched in the State of São Paulo, Brazil

•	Viasat has now deployed over 10,000 sites in Brazil, and received a follow-on order for over 1,000 additional Governo Eletrônico - Serviço de Atendimento ao Cidadão (GESAC) sites

•

In business internet, Viasat announced telecom channel partners have access to sell ViaSat-2 business internet services in Mexico, Puerto Rico and the U.S. Virgin Islands; demonstrated ViaSat-2 business internet service availability in Jamaica with partner ReadyNet; and deployed satellite internet services to schools, government institutions and health clinics participating in Mexico’s ‘Internet para Todos’ program

•

IFC service now active on 1,353 commercial aircraft – up 51% year-over-year; as of the end of second quarter fiscal year 2020 Viasat expects to install its IFC equipment on over 600 additional commercial aircraft under existing contracts

•	Announced new content partner deals with destination outfits, InflightFlix and GetYourGuide, to drive new ancillary revenue streams for airline customers

•

New IFC contracts during the quarter: SAS selected Viasat IFC for its new Airbus fleet additions of A321LR and A330-300E; and JetBlue selected Viasat IFC for its Airbus A220-300 aircraft (reported on last earning’s call)

•	New IFC contracts disclosed after the close of the second quarter of fiscal year 2020:

•	Azul selected Viasat IFC to deliver in-flight Wi-Fi service on more than 100 combined Airbus A320neo and Embraer E195-E2 aircraft; and

•	EL AL Israel Airlines committed to go full fleet with Viasat, adding the latest Viasat equipment to its new Boeing 777 widebody and remaining Boeing 737 narrowbody aircraft

—	Fiscal Year-to-Date Summary

•

Fiscal year-to-date, Satellite Services segment reached record revenue levels; operating profit and Adjusted EBITDA performance for the segment were higher compared to the same period last year reflecting the same year-over-year impacts seen in the second quarter of fiscal year 2020.

COMMERCIAL NETWORKS

—	Q2 Fiscal Year 2020 Financials

•

Revenues were $88.0 million, a 23% decrease year-over-year due to the accelerated American Airlines install schedule in the prior-year period; sequentially, segment revenues were up 11% on record revenues in the Company’s antenna systems product lines

•	New contract awards were at $62.1 million, a 50% year-over-year decrease

•

Segment operating loss was 19% higher and Adjusted EBITDA was lower compared to the same period last year due to expected reductions in IFC terminal deliveries, higher research and development costs and increased selling, general and administrative expenses

—	Business Highlights

•

Progress continued on the ViaSat-3 spacecraft program: completed initial acceptance of the ViaSat-3 payload module for Europe, Middle East and Africa (EMEA); both ViaSat-3 (Americas) and ViaSat-3 (EMEA) payload modules are in the Viasat high bay in Tempe, AZ

•	Progress continued on the ViaSat-3 ground infrastructure program with major European fiber providers having been selected

•	Viasat’s new fully redundant Satellite Control Center took control of the WildBlue-1 satellite in September 2019; remaining satellites expected to begin to transition in calendar year 2020

—	Fiscal Year-to-Date Summary

•

Fiscal year-to-date, Commercial Networks segment revenue was lower, operating loss was higher and Adjusted EBITDA was lower compared to the same period last year, reflecting year-over-year impacts similar to those seen in the second quarter of fiscal year 2020.

GOVERNMENT SYSTEMS

—	Q2 Fiscal Year 2020 Financials

•	Revenues were a new high of $298.5 million, an increase of 24% year-over-year led by expanding positions in the Company’s data links, satcom and mobile networking product lines

•

New contract awards were at $417.6 million, generating a 1:4 to 1 book-to-bill ratio, and record segment backlog of $991.6 million. Backlog excludes the unexercised ceiling on Indefinite Delivery/Indefinite Quantity (ID/IQ) contracts

•	Operating profit increased 38% year-over-year to a new high of $62.1 million

•	Adjusted EBITDA increased 27% to a record $79.3 million

—	Business Highlights

•	Awarded an ID/IQ contract by the Naval Information Warfare Systems Command for the purchase of supplemental units for Viasat’s KOR-24A Small Tactical Terminal

•	Announced expansive line of network encryption products available for use by all Five Eyes partner nations: U.S., UK, Canada, Australia and New Zealand

•	Upgraded the North Atlantic Treaty Organization’s Ultra-High Frequency satellite communications control station to comply with new Integrated Waveform on time and under budget

•	Demonstrated a Viasat Hybrid Adaptive Network concept at AFWERX Vegas, a U.S. Air Force event focused on multi-network, multi-orbit satellite communications system

—	Fiscal Year-to-Date Summary

•

Fiscal year-to-date, Government Systems segment revenue was higher, and operating profit and Adjusted EBITDA performance for the segment were higher compared to the same period last year reflecting strong performance across the segment’s product lines, especially government satellite communication systems, tactical data links, tactical satellite communications radio products and global mobility/intelligence surveillance and reconnaissance offerings.

Conference Call

Viasat will host a conference call to discuss the second quarter fiscal year 2020 results. Details follow:

DATE/TIME:	Thursday, November 7, 2019 at 4:30 p.m. Eastern Time
DIAL-IN:	(877) 640-9809 in the U.S.; (914) 495-8528 international
WEBCAST:	investors.viasat.com.
REPLAY:	Available from 7:30 p.m. Eastern Time on Thursday, November 7 until 11:59 p.m. Eastern Time on Friday, November 8 by dialing (855) 859-2056 for U.S. callers and (404) 537-3406 for international callers; conference ID 6058479.

About Viasat

Viasat is a global communications company that believes everyone and everything in the world can be connected. For more than 30 years, Viasat has helped shape how consumers, businesses, governments and militaries around the world communicate. Today, the Company is developing the ultimate global communications network to power high-quality, secure, affordable, fast connections to impact people’s lives anywhere they are—on the ground, in the air or at sea. To learn more about Viasat, visit: www.viasat.com, go to Viasat’s Corporate Blog, or follow the Company on social media at: Facebook, Instagram, LinkedIn, Twitter or YouTube.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to opportunities, growth and outlook for the remainder of fiscal year 2020 and beyond; satellite construction and launch activities; the expected completion, performance, capacity, service, coverage, service speeds, availability and other features of our satellites, and the timing, cost, economics and other benefits associated therewith; international expansion plans, including in Brazil, Jamaica and Mexico; the transition of Viasat’s satellites to the Satellite Control Center; the number of IFC systems expected to be installed under existing contracts with commercial airlines; and the impacts of new contracts entered into with, and the roll-out, ramp-up and uptake of products and services by, and services to be offered by, our airline partners and other customers. Readers are cautioned that actual results could differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our ability to realize the anticipated benefits of the ViaSat-2 and ViaSat-3 class satellites; unexpected expenses related to our satellite projects; our ability to successfully implement our business plan for our broadband satellite services on our anticipated timeline or at all; risks associated with the construction, launch and operation of our satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; our ability to realize the anticipated benefits of our acquisitions or strategic partnering arrangements; our ability to successfully develop, introduce and sell new technologies, products and services; the number of purchase orders that are submitted and accepted for the installation of IFC systems with respect to aircraft under contract; audits by the U.S. government; changes in the global business environment and economic conditions; delays in approving U.S. government budgets and cuts in government defense expenditures; our reliance on U.S. government contracts, and on a small number of contracts which account for a significant percentage of our revenues; reduced demand for products and services as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition; introduction of new technologies and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes (including changes affecting spectrum availability or permitted uses) on our ability to sell products and services; orbital arc congestion affecting availability of Ka-band spectrum; the effect of changes in the way Ka-band spectrum is used by others; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

Use of Non-GAAP Financial Information

To supplement Viasat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), ViaSat uses non-GAAP net income (loss) attributable to Viasat Inc. and Adjusted EBITDA, measures Viasat believes are appropriate to enhance an overall understanding of Viasat’s past financial performance and prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to the Company’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for evaluating the operating performance of our segments, allocating resources to such segments, planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables below.

Copyright © 2019 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat signal are registered trademarks of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended		Six months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenues:
Product revenues	$306,830	$280,435	$570,445	$498,564
Service revenues	285,426	237,039	558,848	457,779

Total revenues	592,256	517,474	1,129,293	956,343

Operating expenses:
Cost of product revenues	223,075	216,900	420,015	390,348
Cost of service revenues	187,024	175,230	374,543	346,662
Selling, general and administrative	127,391	113,120	252,523	225,762
Independent research and development	34,314	31,360	67,788	64,733
Amortization of acquired intangible assets	2,027	2,435	4,064	4,888

Income (loss) from operations	18,425	(21,571)	10,360	(76,050)
Interest expense, net	(9,127)	(14,045)	(19,376)	(25,333)

Income (loss) before income taxes	9,298	(35,616)	(9,016)	(101,383)
(Provision for) benefit from income taxes	(2,390)	9,704	4,820	38,909
Equity in income of unconsolidated affiliate, net	1,154	314	2,521	1,379

Net income (loss)	8,062	(25,598)	(1,675)	(61,095)
Less: net income (loss) attributable to noncontrolling interests, net of tax	4,868	126	6,599	(1,361)

Net income (loss) attributable to Viasat Inc.	$3,194	$(25,724)	$(8,274)	$(59,734)

Diluted net income (loss) per share attributable to Viasat Inc. common stockholders	$0.05	$(0.43)	$(0.14)	$(1.00)

Diluted common equivalent shares (2)	62,761	59,734	61,200	59,470

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.

ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

(In thousands, except per share data)	Three months ended		Six months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
GAAP net income (loss) attributable to Viasat Inc.	$3,194	$(25,724)	$(8,274)	$(59,734)
Amortization of acquired intangible assets	2,027	2,435	4,064	4,888
Stock-based compensation expense	21,101	19,377	42,328	38,503
Income tax effect (1)	(5,329)	(5,042)	(10,747)	(10,087)

Non-GAAP net income (loss) attributable to Viasat Inc.	$20,993	$(8,954)	$27,371	$(26,430)

Non-GAAP diluted net income (loss) per share attributable to Viasat Inc. common stockholders	$0.33	$(0.15)	$0.44	$(0.44)

Diluted common equivalent shares (2)	62,761	59,734	62,636	59,470

(1)	The income tax effect is calculated using the tax rate applicable for the non-GAAP adjustments.

(2)

As the three months ended September 30, 2018 and six months ended September 30, 2019 and 2018 financial information resulted in a net loss, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive. As the six months ended September 30, 2019 financial information resulted in a non-GAAP net income, diluted weighted average number of shares were used to calculate non-GAAP diluted net income per share.

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.

AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)	Three months ended		Six months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
GAAP net income (loss) attributable to Viasat Inc.	$3,194	$(25,724)	$(8,274)	$(59,734)
Provision for (benefit from) income taxes	2,390	(9,704)	(4,820)	(38,909)
Interest expense, net	9,127	14,045	19,376	25,333
Depreciation and amortization	82,338	79,474	166,350	157,271
Stock-based compensation expense	21,101	19,377	42,328	38,503

Adjusted EBITDA	$118,150	$77,468	$214,960	$122,464

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) BEFORE CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)	Three months ended September 30, 2019				Three months ended September 30, 2018
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$5,118	$(46,781)	$62,115	$20,452	$(24,839)	$(39,197)	$44,900	$(19,136)
Depreciation (3)	50,104	5,826	10,412	66,342	50,823	5,502	8,872	65,197
Stock-based compensation expense	6,405	7,273	7,423	21,101	5,733	6,758	6,886	19,377
Other amortization	7,907	1,879	4,183	13,969	7,051	2,328	2,463	11,842
Equity in income of unconsolidated affiliate, net	1,154	—	—	1,154	314	—	—	314
Noncontrolling interests	—	—	(4,868)	(4,868)	783	—	(909)	(126)

Adjusted EBITDA	$70,688	$(31,803)	$79,265	$118,150	$39,865	$(24,609)	$62,212	$77,468

	Six months ended September 30, 2019				Six months ended September 30, 2018
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$3,048	$(96,642)	$108,018	$14,424	$(54,775)	$(86,205)	$69,818	$(71,162)
Depreciation (3)	103,698	11,345	20,101	135,144	100,833	10,995	17,162	128,990
Stock-based compensation expense	12,892	14,661	14,775	42,328	11,026	13,864	13,613	38,503
Other amortization	15,616	3,677	7,849	27,142	13,960	3,995	5,438	23,393
Equity in income of unconsolidated affiliate, net	2,521	—	—	2,521	1,379	—	—	1,379
Noncontrolling interests	—	—	(6,599)	(6,599)	1,707	—	(346)	1,361

Adjusted EBITDA	$137,775	$(66,959)	$144,144	$214,960	$74,130	$(57,351)	$105,685	$122,464

(3)	Depreciation expenses not specifically recorded in a particular segment have been allocated based on other indirect allocable costs, which management believes is a reasonable method.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

Assets	As of September 30, 2019	As of March 31, 2019	Liabilities and Equity	As of September 30, 2019	As of March 31, 2019
Current assets:			Current liabilities:
Cash and cash equivalents	$87,045	$261,701	Accounts payable	$141,746	$157,275
Accounts receivable, net	294,067	300,307	Accrued and other liabilities (4)	330,011	308,268
Inventories	269,517	234,518	Current portion of long-term debt	29,962	19,937

Prepaid expenses and other current assets	105,004	90,646	Total current liabilities	501,719	485,480

Total current assets	755,633	887,172
			Senior notes	1,284,329	1,282,898
			Other long-term debt	159,636	110,005
			Non-current operating lease liabilities (4)	296,707	—
Property, equipment and satellites, net	2,363,916	2,125,290	Other liabilities	118,824	120,826

Operating lease right-of-use assets (4)	319,698	—	Total liabilities	2,361,215	1,999,209

Other acquired intangible assets, net	17,967	22,301	Total Viasat Inc. stockholders’ equity	1,990,907	1,907,748
Goodwill	121,223	121,719	Noncontrolling interest in subsidiary	14,929	8,330

Other assets	788,614	758,805	Total equity	2,005,836	1,916,078

Total assets	$4,367,051	$3,915,287	Total liabilities and equity	$4,367,051	$3,915,287

(4)	The balances as of September 30, 2019 reflect the Company’s adoption of Accounting Standards Update 2016-02, Leases, commonly referred to as ASC 842.

# # #

Viasat, Inc. Contacts:

Chris Phillips, Corporate Communications and Public Relations, +1 760-476-2322, chris.phillips@viasat.com June Harrison, Investor Relations, +1 760-476-2633, IR@viasat.com